Exhibit 10.4

Cardax, Inc.

2014 Equity Compensation Plan

Notice of Stock Option Grant

Cardax, Inc. (the “Company”) hereby grants you the following Option to purchase shares of its common stock (“Shares”). The terms and conditions of this Option are set forth in the Stock Option Agreement and the Cardax, Inc. 2014 Equity Compensation Plan (the “Plan”), both of which are attached to and made part of this document.

Except as otherwise defined herein, capitalized terms used in this Notice of Stock Option Grant shall have the meaning assigned to such terms in the Plan.

Date of Grant:	_________________

Name of Optionee:	_________________

Number of Option Shares:	The number of Option Shares equals the number of Shares necessary so that the number of Option Shares granted under this Option plus the number of Option Shares, if any, granted to the Optionee under the Plan in substitution for options issued under the Cardax Pharmaceuticals, Inc. 2006 Stock Incentive Plan equals _____ percent (___%) of the fully diluted shares of the Company on the Date of Grant.

Exercise Price per Share:	$0.625

Option Period:	Ten (10) years from the Date of Grant.

Type of Option:	ISO

Vesting Schedule:	Fifty percent (50%) of the shares subject to this Option are fully vested upon the Date of Grant and one-twelfth (1/12th) of remaining fifty percent (50%) of the shares shall vest on the first business day of each month following the Date of Grant. [Notwithstanding the foregoing, one hundred percent (100%) of the shares subject to this Option shall be fully vested upon a Change in Control.]

By signing this Notice of Stock Option Grant, you acknowledge receipt of a copy of the Plan and agree that: (a) you have carefully read, fully understand and agree to all of the terms and conditions described in the attached Stock Option Agreement, the Plan document and the Notice of Exercise and Common Stock Purchase Agreement; (b) you hereby make the purchaser’s investment representations contained in the Exercise Notice with respect to the grant of this Option; (c) you understand and agree that the Notice of Stock Option Grant and the Stock Option Agreement constitutes the entire understanding between you and the Company regarding this Option and that any prior agreements, commitments or understandings concerning this Option are replaced and superseded; and (d) you have been given an opportunity to consult your own legal and tax advisors with respect to all matters relating to this Option prior to signing this Notice of Stock Option Grant and that you have either consulted such advisors or voluntarily declined to consult such advisors.

______________	Cardax, Inc.

__________________________	By:____________________________
Name:
Title: